UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on June 12, 2013, stockholders voted on the election of Directors to the Board and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.  The holders of 101,212,281 shares of Class A common stock, or approximately 87.2% of the eligible voting shares, were represented at the meeting in person or by proxy.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal).  The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Name	Votes For	Authority Withheld

Peter A. Cohen	81,865,922	2,267,843
Katherine Elizabeth Dietze	82,319,481	1,814,284
Steven Kotler	78,262,910	5,870,855
Jerome S. Markowitz	79,041,670	5,092,095
Jack H. Nusbaum	72,118,544	12,015,221
Jeffrey M. Solomon	80,691,488	3,442,277
Thomas W. Strauss	80,760,826	3,372,939
John E. Toffolon, Jr.	79,045,015	5,088,750
Joseph R. Wright	79,092,721	5,041,044

Broker non-votes for each director totaled 17,078,516.

The stockholders’ vote ratified the appointment of the independent auditor.  The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain	Broker Non- Vote
Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2013	100,861,084	321,275	29,922	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: June 12, 2013	By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

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